UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2017

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270 Lincolnshire, IL 60069	60069
(Address of Principal Executive Offices)	(Zip Code)

(847) 808-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2017, Mark J. Boggess provided Camping World Holdings, Inc. (the “Company”) with notice of his retirement as the President of Good Sam Enterprises, LLC and President of GS Media & Events, a division of Good Sam Enterprises, LLC, effective December 1, 2017 (the “Retirement Date”) which coincides with the end of the term under his existing employment agreement with the Company, which was filed with the Securities and Exchange Commission as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 on September 20, 2016. Mr. Boggess will remain with the Company until his Retirement Date and will perform a variety of duties for the Company including transitioning his various responsibilities at the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC

By:	/s/ Thomas F. Wolfe
Name:	Thomas F. Wolfe
Title:	Chief Financial Officer and Secretary

Date: October 18, 2017